                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY
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                              CORPORATE AGREEMENT


                           Dated as of July 23, 1996


                                    between


                           CALCOMP TECHNOLOGY, INC.,
                             a Delaware corporation

                                      and

                          LOCKHEED MARTIN CORPORATION,
                             a Maryland corporation



===============================================================================

                              CORPORATE AGREEMENT
                              -------------------


          THIS CORPORATE AGREEMENT ("Agreement") is entered into as of July 23, 1996, by and between LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin"), and CALCOMP TECHNOLOGY, INC., a Delaware corporation ("CalComp Technology").


          WHEREAS, pursuant to Section 5.2(f) and 6.2 of the Plan of Reorganization and Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Corporation dated as of the 19th day of March, 1996, as amended (the "Reorganization Agreement"), by and among Summagraphics Corporation ("Summagraphics"), Lockheed Martin and CalComp Inc., a California corporation, Summagraphics and Lockheed Martin agreed to execute and deliver this Agreement at the closing (the "Closing") of the transactions contemplated by the Reorganization Agreement;

          WHEREAS, pursuant to the Reorganization Agreement, Summagraphics agreed to issue and deliver to Lockheed Martin shares representing 89.7% of Summagraphics' outstanding Common Stock, par value $.01 per share, on a fully diluted basis, in exchange for the transfer and delivery of all the issued and outstanding capital stock of CalComp to Summagraphics, all pursuant to and in accordance with the terms of the Reorganization Agreement;

          WHEREAS, the parties desire to enter into this Agreement to set forth their agreement regarding (i) the agreement of CalComp Technology to cause to be nominated for election to its board of directors individuals designated by Lockheed Martin (ii) the agreement of the parties that at least two of the members of the board of directors of CalComp Technology be independent directors, and (iii) certain representations, warranties, covenants and agreements applicable to CalComp Technology so long as it is a Subsidiary of Lockheed Martin; and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Closing has occurred.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Summagraphics and Lockheed Martin agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

          1.1.  Definitions.  As used in this Agreement, the following terms
                -----------
will have the following meanings, applicable both to the singular and the plural forms of the terms described:
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          "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

          "Applicable Stock" means at any time the total shares of Common Stock of CalComp Technology owned by the Lockheed Martin Entities that (i) was owned on the date hereof, plus (ii) shares of Common Stock of CalComp Technology
                    ----
acquired by the Lockheed Martin Entities following the Closing, if any, plus
                                                                        ----
(iii) shares of Common Stock that were issued to Lockheed Martin Entities in respect of shares described in either clause (i) or clause (ii) in a stock split, stock dividend or similar transaction.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

          "Lockheed Martin" has the meaning ascribed thereto in the preamble hereto.

          "Lockheed Martin Entities" means Lockheed Martin and its Subsidiaries (other than Subsidiaries that constitute CalComp Technology Entities) and "Lockheed Martin Entity" shall mean any of the Lockheed Martin Entities.

          "Ownership Percentage" means, at any time, the fraction, expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the number of shares of Applicable Stock and whose denominator is the number of outstanding shares of Common Stock of CalComp Technology.

          "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

          "Plan" has the meaning ascribed thereto in Section 3.2(b).

          "Reorganization Agreement" has the meaning ascribed thereto in the preamble hereto.

          "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof. Subsidiary, when used with respect to Lockheed Martin or CalComp Technology, shall also include any other entity affiliated with Lockheed Martin or CalComp Technology, as the case may be, that Lockheed Martin and CalComp Technology may hereafter agree in writing shall be treated as a "Subsidiary" for the purposes of this Agreement.

          "CalComp Technology" has the meaning ascribed thereto in the preamble hereto.

          "CalComp Technology Entities" means CalComp Technology and its Subsidiaries (including, without limitation, CalComp and its Subsidiaries).

          1.2.  Internal References.  Unless the context indicates otherwise,
                -------------------
references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.


                                   ARTICLE II
                               BOARD OF DIRECTORS

          2.1.  Lockheed Martin Directors.   CalComp Technology covenants and
                -------------------------
agrees, for so long as the Ownership Percentage is equal to or greater than
50.000 percent, to propose, at each election of directors, a slate of directors, or in the cases of vacancies, individual directors, for election so that at all times during the term of this Agreement, at least 66 percent of the board of directors of CalComp Technology is comprised of persons designated by Lockheed Martin.

          2.2.  Independent Directors.  CalComp Technology and Lockheed Martin
                ---------------------
shall each use its good faith efforts to cause at least two individual directors to be independent directors with respect to both CalComp Technology and Lockheed Martin within the meaning of the rules of the New York Stock Exchange regarding who may serve on the audit committee of a company listed on such exchange (as such rules are in effect as of the date of this Agreement).


                                  ARTICLE  III
                        CERTAIN COVENANTS AND AGREEMENTS

          3.1.  No Violations.  (a) For so long as the Ownership Percentage is
                -------------
equal to or greater than 50.000 percent, CalComp Technology covenants and agrees that it will not take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time, or otherwise, in a contravention or event of default by any Lockheed Martin Entity of (i) any provision of applicable law or regulation, including but not limited to provisions pertaining to ERISA, (ii) any provision of Lockheed Martin's certificate of incorporation or bylaws, (iii) any credit agreement or other material instrument binding upon any Lockheed Martin Entity, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Lockheed Martin Entity.

                (b) CalComp Technology and Lockheed Martin each agrees to provide to the other any information and documentation requested by the other for the purpose of evaluating and ensuring compliance with Section 3.1(a) hereof. Lockheed Martin agrees to use its reasonable efforts to exclude CalComp Technology in the future from the express coverage of the restrictive provisions referenced in Section 3.1(a).

                (c) Notwithstanding the foregoing Sections 3.1(a) and 3.1(b) nothing in this Agreement is intended to limit or restrict in any way the ability of Lockheed Martin to control or limit any action or proposed action of CalComp Technology, including, but not limited to, the incurrence by CalComp Technology of indebtedness, based upon Lockheed Martin's internal policies or other factors.

          3.2.  ERISA Covenants.  (a) For so long as the Ownership Percentage is
                ---------------
equal to or greater than 50.000 percent, CalComp Technology covenants and agrees that it will not, and it will not permit any CalComp Technology Entities to, without the prior written consent of Lockheed Martin, take any action or enter into any commitment or agreement which may reasonably be anticipated to result in, with or without notice and with or without lapse of time, or otherwise, (i) any material increase in liabilities required to be included in the consolidated financial statements of CalComp Technology and its Subsidiaries under the provisions of the Statement of Financial Accounting Standards No. 87 promulgated by the Financial Accounting Standards Board, or (ii) any material increase in liabilities required to be included in the consolidated financial statements of CalComp Technology and its Subsidiaries under the provisions of the Statement of Financial Accounting Standards No. 106 promulgated by the Financial Accounting Standards Board.

                (b) For so long as the Ownership Percentage is equal to or greater than 50.000 percent, CalComp Technology covenants and agrees that it will provide to Lockheed Martin, within 15 days after each fiscal quarter, a list and description of each employee benefit plan within the meaning of ERISA
Section 3(3), excluding plans sponsored by Lockheed Martin Entities that are not CalComp Technology Entities (each, a "Plan") which was adopted, contributed to or maintained by CalComp Technology or any CalComp Technology Entities during the fiscal quarter immediately preceding the date of such list and shall separately identify each Plan for which CalComp Technology has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, (ii) failed to make any contribution or payment or made any amendment which has resulted or could result in the imposition of a material lien or the posting of a material bond or other material security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                (c) For so long as the Ownership Percentage is equal to or greater than 50.000 percent, CalComp Technology covenants and agrees that it will not, without the prior written consent of Lockheed Martin, materially increase its obligations under any Plan contributed to, maintained or adopted prior to or following the date hereof or adopt any new Plan which would materially increase CalComp Technology's benefits obligations.


                                   ARTICLE IV
                                 MISCELLANEOUS

          4.1.  Limitation of Liability.  Neither Lockheed Martin nor CalComp
                -----------------------
Technology shall be liable to the other for any special, indirect, incidental or consequential damages of the other arising in connection with this Agreement.

          4.2.  Arbitration.  (a) Any controversy or claim arising out of or
                -----------
relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") by a panel of three neutral arbitrators (the "Panel") in Chicago, Illinois, or any other location agreed to by the parties, and judgment upon the award of the arbitrators may be entered in any court having jurisdiction.

                (b) One of the arbitrators shall be a member of the bar of any state, actively engaged in the practice of law, or a retired member of the state or federal judiciary. The other two arbitrators shall have such qualifications, as the parties may agree, as necessitated by the nature of the dispute. If unable to agree on the qualifications of the remaining arbitrators, the makeup of the panel shall be determined by the AAA.

                (c) The Panel shall have the authority to order pre-hearing exchanges of information, including and without limitation, production of requested documents, exchange of summaries of testimony or prospective witnesses, and depositions as may be necessary.

                (d) Each party shall be responsible for its own costs incurred in any arbitration and the Panel shall not have the authority to award such costs in its decision. The Panel shall have the authority to assess the administrative fees and expenses of the AAA and the compensation and expenses of the arbitrators.

                (e) The Panel shall have the authority to order specific performance, but shall have no authority to award punitive damages. The Panel's award shall be based on and accompanied by written findings of fact.

          4.3.  Amendments.  This Agreement may not be amended or terminated
                ----------
orally, but only by a writing duly executed by or on behalf of the parties hereto. Any such amendment shall be validly and sufficiently authorized for purposes of this Agreement if it is signed on behalf of Lockheed Martin and CalComp Technology by any of their respective presidents or vice presidents, who is not also an officer of the other party.

          4.4.  Term.  This Agreement shall remain in effect until such time as
                ----
the Percentage Ownership is less than 50.000 percent.

          4.5.  Severability.  If any provision of this Agreement or the
                ------------
application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction or duly authorized arbitration tribunal to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

          4.6.  Notices.  All notices and other communications required or
                -------
permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause (b), addressed as follows:

                (a)  If to CalComp Technology, to:

                     CalComp Technology, Inc.
                     2411 W. LaPalma Avenue
                     Anaheim, California  92801
                     Attention:  Gary R. Long, President
                     Telecopy No.:  (714) 821-2074

                (b)  If to Lockheed Martin, to:

                     Lockheed Martin Corporation
                     6801 Rockledge Drive
                     Bethesda, Maryland  20817
                     Attention:  Stephen M. Piper, Esquire
                                   Assistant General Counsel
                     Telecopy No.:  (301) 897-6333

                     with a copy to:

                     Lockheed Martin Information
                       & Technology Services
                     6801 Rockledge Drive
                     Bethesda, Maryland  20817
                     Attention:  General Counsel
                     Telecopy No.:  (301) 897-6889

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

          4.7.  Further Assurances.  Lockheed Martin and CalComp Technology
                ------------------
shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

          4.8.  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

          4.9.  Governing Law.  This Agreement and the transactions contemplated
                -------------
hereby shall be construed in accordance with, and governed by, the laws of the State of Delaware.

          4.10. Entire Agreement.  This Agreement constitutes the entire
                ----------------
understanding of the parties hereto with respect to the subject matter hereof.

          4.11. Successors.  This Agreement shall be binding upon, and shall
                ----------
inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement, under seal and with the intent that this Agreement shall constitute a sealed instrument, the day and year first above written.

                                    LOCKHEED MARTIN CORPORATION


[CORPORATE SEAL]                    By:/s/ PETER B. TEETS
                                       ------------------
                                       Peter B. Teets
                                       Vice President and President
                                         and Chief Operating
                                         Officer, Information &
                                         Technology Services Sector


ATTEST:


______________________________
Secretary


                                    CALCOMP TECHNOLOGY, INC.


[CORPORATE SEAL]                    By:/s/ MICHAEL S. BENNETT
                                       ----------------------
                                       Michael S. Bennett
                                       President and Chief Executive
                                         Officer


ATTEST:


______________________________
Secretary

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